Exhibit 10.36

Enterprise Bancorp

Executive Officer Supplemental Bonus Table

Fiscal Year 2005

Net Income growth*

Name	Bonus % of salary, NI Growth 10.000%	Bonus % of salary, NI Growth 11.000%	Bonus % of salary, NI Growth 12.000%	Bonus % of salary, NI Growth 13.000%	Bonus % of salary, NI Growth 14.000%	Bonus % of salary, NI Growth 15.000%	Bonus % of salary, NI Growth 16.000%	Bonus % of salary, NI Growth 17.000%	Bonus % of salary, NI Growth 18.000%	Bonus % of salary, NI Growth 19.000%	Bonus % of salary, NI Growth 20.000%

George L. Duncan	10.000%	18.300%	26.600%	35.000%	43.300%	51.600%	59.900%	68.200%	76.500%	84.800%	93.100%
Richard W. Main	10.000%	18.300%	26.600%	35.000%	43.300%	51.600%	59.900%	68.200%	76.500%	84.800%	93.100%
Jack P Clancy	10.000%	18.300%	26.600%	35.000%	43.300%	51.600%	59.900%	68.200%	76.500%	84.800%	93.100%
James A. Marcotte	5.714%	10.457%	15.200%	20.000%	24.743%	29.486%	34.229%	38.971%	43.714%	48.457%	53.200%
Robert R. Gilman	5.714%	10.457%	15.200%	20.000%	24.743%	29.486%	34.229%	38.971%	43.714%	48.457%	53.200%
Stephen J. Irish	5.714%	10.457%	15.200%	20.000%	24.743%	29.486%	34.229%	38.971%	43.714%	48.457%	53.200%

%’s in table represent  bonus to be paid as a % of base salary.

*  Net income growth % is the % increase in Net Income as compared to the prior Fiscal Year.